                                PRELIMINARY COPY
                                                                   EXHIBIT 99(A)

                     THE PUTNAM TRUST COMPANY OF GREENWICH

                 10 MASON STREET, GREENWICH, CONNECTICUT 06830

 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS FOR MEETING OF STOCKHOLDERS TO
                              BE HELD       , 1995

  The undersigned hereby appoints Philip M. Drake, Michael E. Gellert and Clark
M. Wittemore, Jr., and each of them, as proxies for the undersigned with full powers of substitution to vote all shares of the Common Stock of The Putnum Trust Company of Greenwich which the undersigned may be entitled to vote at the Meeting of Stockholders of The Putnam Trust Company of Greenwich to be held at the [Hyatt Regency Greenwich Hotel, 1800 East Putnam Avenue, Old Greenwich,
Connecticut 06870], at [        a.m.], on         , 1995 or any adjournment
thereof as follows:

    1. Proposal to approve the Merger (as hereinafter defined) contemplated by the Agreement and Plan of Merger, dated as of March 25, 1995 (the "Merger Agreement") by and between The Bank of New York Company, Inc. ("BNY") and Putnam Trust pursuant to which (i) Putnam Trust would merge (the "Merger") with and into a Connecticut state bank and trust company that will be organized as a wholly-owned subsidiary of BNY and (ii) each outstanding share of Putnam Trust's common stock, no par value ("Putnam Trust Common Stock") (excluding certain shares held by Putnam Trust or BNY and shares of Putnam Trust Common Stock that have been voted in favor of approval of the Merger and with respect to which dissenters' rights have been perfected) would be converted into the right to receive 1.312 shares of BNY's common stock, par value $7.50 per share, together with any related preferred stock purchase rights subject to adjustment in accordance with the Merger Agreement.

                          FOR  AGAINST [_]  ABSTAIN
    2. The election of directors:

FOR all nominees listed below (except as indicated to the contray below) [_] WITHHOLD AUTHORITY to vote for nominees listed below [_]

  NOMINEES: Michael M. Cassell, Robert H. Clark, Jr., George F. Clements, Jr. Philip M. Drake, R. Michael Dunne, Desmond G. Fitzgerald, Michael E. Gellert, Mary Grant Lynch, Andrew Rockefeller, David W. Wallance and Joan M. Wargub

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

             ----------------------------------------------------

    3. Proposed to ratify the appointment of the accounting firm of Ernst & Young LLP for the ensuing year as independent auditors.

                     FOR [_]    AGAINST [_]    ABSTAIN [_]

    4. In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting of Stockholders or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

  The undersigned acknowledges receipt of the Notice of Meeting and Proxy Statement.

Signature  _____________________________________________________________  (L.S.)

Signature  _____________________________________________________________  (L.S.)

Dated  _______________________ , 1995

                                          Please sign as your name(s)
                                          appear(s) hereon. When signing as
                                          attorney, executor, administrator,
                                          trustee, guardian or for a
                                          corporation, please give your full
                                          title as such. If shares are owned
                                          jointly, both owners should sign.

                                          To help our preparations for the
                                          meeting, please check here if you
                                          plan to attend. [_]

  PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.